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EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in the following Registration Statements on Form S-8:

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  Registration Statement (Form S-8 No. 333-168538) pertaining to the 2004 Amended and Restated Stock Incentive Plan and the 2010 Stock Incentive Plan of RealD Inc.

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  Registration Statement (Form S-8 No. 333-176109) pertaining to the 2010 Stock Incentive Plan of RealD Inc.

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  Registration Statement (Form S-8 No. 333-181816) pertaining to the 2010 Stock Incentive Plan of RealD Inc.

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  Registration Statement (Form S-8 No. 333-187823) pertaining to the 2010 Stock Incentive Plan of RealD Inc.

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  Registration Statement (Form S-8 No. 333-196502) pertaining to the 2010 Stock Incentive Plan of RealD Inc.

of our reports dated June 4, 2014, with respect to the consolidated financial statements and schedule of RealD Inc., and the effectiveness of internal control over financial reporting of RealD Inc., included in this Annual Report (Form 10-K) for the year ended March 31, 2014.

/s/ Ernst & Young LLP

Los Angeles, California
June 4, 2014

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  EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM